Exhibit 10.3

VIKING THERAPEUTICS, INC.

2014 EQUITY INCENTIVE PLAN

Stock Option Award Agreement

Unless otherwise defined herein, the terms defined in the Viking Therapeutics, Inc. 2014 Equity Incentive Plan (as amended or restated from time to time, the “Plan”) will have the same defined meanings in this Stock Option Award Agreement (this “Award Agreement”), which includes the Notice of Stock Option Grant (the “Notice of Grant”) and the Terms and Conditions of Stock Option Grant attached hereto as EXHIBIT A.

NOTICE OF STOCK OPTION GRANT

Participant has been granted the right to receive an award of an option to purchase shares of Company Stock (the “Option”), subject to the terms and conditions of the Plan and this Award Agreement, as follows:

Name of Participant
Grant Number
Grant Date	, 20
Vesting Commencement Date	, 20
Exercise price per Share	$
Total Number of Shares Granted
Type of Option	☐ ISO ☐ Non-ISO
Vesting

[The Shares subject to the Option will vest with respect to 1/4 (25%) of the number of Shares designated above on the date that is one (1) year after the Vesting Commencement Date, and the balance of the Shares will vest in a series of thirty-six (36) successive equal monthly installments measured from the first anniversary of the Vesting Commencement Date on each one (1)-month date thereafter, subject to Participant’s Continuous Service through each such date, inclusive.]

1

Expiration Date	, 20 .[1]

Subject to the terms of any employment agreement, offer letter, consulting agreement or similar agreement between Participant, on the one hand, and the Company or any of its Affiliates, on the other hand, that is in effect when Participant’s Continuous Service terminates, the Option shall expire, be canceled and automatically become null and void immediately upon the termination of Participant’s Continuous Service for any reason, but only to the extent Participant’s rights under the Option have not become vested on or before the date Participant’s Continuous Service ends, except to the extent set forth in the Plan with respect to Participant’s death or Disability.

Recapture	☐ Section 14(a) of the Plan shall apply regarding Termination, Rescission and Recapture of the Option or the Shares subject to the Option.

By Participant’s signature and the signature of the representative of Viking Therapeutics, Inc. (the “Company”) below, Participant and the Company agree that the Option is granted under, and governed by the terms and conditions of, the Plan and this Award Agreement, including the Terms and Conditions of Stock Option Grant (including any country-specific addendum thereto) attached hereto as EXHIBIT A, all of which are made a part of this document. Participant has reviewed the Plan and this Award Agreement in their entirety, has had an opportunity to obtain the advice of counsel, accountants and advisors prior to executing this Award Agreement and fully understands all provisions of the Plan and this Award Agreement. Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee upon any questions relating to the Plan and this Award Agreement. Participant further agrees to notify the Company upon any change in the residence address indicated below.

Participant acknowledges that the Plan and the prospectus describing the Plan (the “Prospectus”) are available on the Company’s intranet under “                    ” at “                    ”; provided that a paper copy of the Plan and the Prospectus are available upon request by contacting the [Human Resources Department] at                      (                    )              -             . By signing below, Participant acknowledges receipt of the Plan and the Prospectus.

PARTICIPANT:	VIKING THERAPEUTICS, INC.

Signature	By

Print Name	Name

Residence Address:
Title

[1]	10 years from the Grant Date.

2

EXHIBIT A

TERMS AND CONDITIONS OF STOCK OPTION GRANT

1.	Grant. The Company hereby grants to Participant under the Plan an Option to purchase the number of Shares set forth in the Notice of Grant at the exercise price per Share set forth in the Notice of Grant (the “Exercise Price”), subject to all of the terms and conditions in this Award Agreement and the Plan, which is incorporated herein by reference. Subject to Section 19 of the Plan, in the event of a conflict between the terms and conditions of the Plan and the terms and conditions of this Award Agreement, the terms and conditions of the Plan will prevail in all respects.

[If the Option is designated in the Notice of Grant as an ISO, the Option is intended to qualify as an ISO under Code Section 422. However, if the Option is intended to be an ISO, to the extent that it exceeds the $100,000 rule of Code Section 422(d), it will be treated as a non-ISO. Further, if for any reason the Option (or portion thereof) will not qualify as an ISO, then, to the extent of such nonqualification, such Option (or portion thereof) shall be regarded as a non-ISO granted under the Plan. In no event will the Committee, the Company or any of its Affiliates or any of their respective employees or directors have any liability to Participant (or any other person) due to the failure of the Option to qualify for any reason as an ISO.]1

2.	Vesting Schedule. Except as provided in Section 3, and subject to Section 6, the Option awarded by this Award Agreement will vest in accordance with the vesting provisions set forth in the Notice of Grant. Shares scheduled to vest on a certain date, or upon the occurrence of a certain condition, will not vest in Participant in accordance with any of the provisions of this Award Agreement unless Participant will have been in Continuous Service from the Grant Date until the date such vesting occurs. Notwithstanding the foregoing, the Committee shall have the sole and absolute discretion to determine when Participant is no longer providing Continuous Service for purposes of participation in the Plan and the Option if other than a last day of employment or services. The termination of vesting will apply regardless of whether Participant is entitled to a period of notice of termination which would otherwise permit a greater portion of the Option to vest. For greater certainty, the date on which Participant ceases to have been in Continuous Service shall be based upon the last day of actual Continuous Service to the Company or its Affiliate (and specifically does not include any period of notice that the Company or its Affiliate may be required to provide to Participant).

3.	Committee Discretion. The Committee, in its sole and absolute discretion, may accelerate the vesting of the balance, or some lesser portion of the balance, of the unvested Option at any time, subject to the terms of the Plan. If so accelerated, the Option will be considered as having vested as of the date specified by the Committee.

Notwithstanding anything in the Plan or this Award Agreement to the contrary, if the vesting of the balance, or some lesser portion of the balance, of the Option is accelerated

[1]	To be included only if option is an ISO.

in connection with Participant’s termination of Continuous Service (provided that such termination is a “separation from service” within the meaning of Code Section 409A, as determined by the Company or the Committee), other than due to death, and if (x) Participant is a “specified employee,” within the meaning of Code Section 409A, at the time of such termination of Continuous Service, and (y) the payment of such accelerated Shares subject to the Option will result in the imposition of additional tax under Code Section 409A, if paid to Participant on or within the six (6)-month period following Participant’s termination of Continuous Service, then the payment of such accelerated Shares subject to the Option will not be made until the date six (6) months and one (1) day following the date of termination of Participant’s Continuous Service, unless Participant dies following Participant’s termination of Continuous Service, in which case, the Option will be paid in Shares to Participant’s estate as soon as practicable following Participant’s death. It is the intent of this Award Agreement to comply with the requirements of Code Section 409A, so that no portion of the Option provided under this Award Agreement or Shares issuable hereunder will be subject to the additional tax imposed under Code Section 409A, and any ambiguities herein will be interpreted to so comply.

4.	Exercise of Option.

(a)	Right to Exercise. The Option may be exercised only with respect to vested Shares and only within the term set out in the Notice of Grant, and may be exercised during such term only in accordance with the Plan and the terms of this Award Agreement.

(b)	Method of Exercise. The Option is exercisable by delivery of an exercise notice, in the form attached hereto as EXHIBIT B (the “Exercise Notice”), or in a manner and pursuant to such procedures as the Committee may determine, which will state the election to exercise the Option, the number of Shares in respect of which the Option is being exercised (the “Exercised Shares”), and such other representations and agreements as may be required by the Company pursuant to the provisions of the Plan. The Exercise Notice will be completed and executed by Participant and delivered to the Company. The Exercise Notice will be accompanied by payment of the aggregate Exercise Price as to all Exercised Shares together with any applicable tax withholding. The Option will be deemed to be exercised upon receipt by the Company of such fully completed and executed Exercise Notice and accompanied by such aggregate Exercise Price.

5.	Method of Payment. Payment of the aggregate Exercise Price will be by any of the following, or a combination thereof, at the election of Participant (to the extent permitted in accordance with the following) unless the Committee, in its sole and absolute discretion, requires a specific method of payment:

(a)	cash (U.S. dollars);

(b)	check, bank draft or money order payable to the Company (each denominated in U.S. dollars);

(c)	provided that at the time of exercise the Shares are listed or quoted on a national securities exchange, pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board that, prior to the issuance of the Shares, results in either the receipt of cash (or check) by the Company or the receipt of irrevocable instructions to pay the aggregate exercise price to the Company from the sales proceeds. This manner of payment is also known as a “broker-assisted exercise”, “same day sale”, or “sell to cover”;

(d)	provided that at the time of exercise the Shares are listed or quoted on a national securities exchange, by delivery to the Company (either by actual delivery or attestation) of already-owned shares of Common Stock that are owned free and clear of any liens, claims, encumbrances or security interests, and that are valued at or above Fair Market Value on the date of exercise; provided that delivery to the Company of Common Stock would not violate the provisions of any law, regulation or agreement restricting the redemption of the Company’s stock. “Delivery” for these purposes, in the sole discretion of the Company at the time Participant exercises the Option, will include delivery to the Company of Participant’s attestation of ownership of such shares of Common Stock in a form approved by the Company. Certificates representing shares of Common Stock delivered pursuant to this method of exercise must be endorsed or accompanied by an executed assignment separate from certificate;

(e)	if the Option is a non-ISO, subject to the consent of the Company at the time of exercise, by a “net exercise” arrangement pursuant to which the Company will reduce the number of Shares issued upon exercise of the Option by the largest whole number of shares with a Fair Market Value that does not exceed the aggregate Exercise Price; provided that Participant must pay any remaining balance of the aggregate Exercise Price not satisfied by the “net exercise” in cash or other permitted form of payment. Shares will no longer be outstanding under the Option and will not be exercisable thereafter if such Shares (i) are used to pay the Exercise Price pursuant to the “net exercise,” (ii) are delivered to Participant as a result of such exercise, and (iii) are withheld to satisfy Participant’s tax withholding obligations; or

(f)	any other form of legal consideration that may be acceptable to the Committee and specified in this Award Agreement.

Participant understands and agrees that any cross-border remittance made to exercise the Option or transfer proceeds received upon the sale of any Shares must be made through a locally authorized financial institution or registered foreign exchange agency and may require Participant to provide such entity with certain information regarding the transaction.

6.

Forfeiture upon Termination of Status as a Service Provider. Notwithstanding any contrary provisions of this Award Agreement, subject to the terms of any employment agreement, offer letter, consulting agreement or similar agreement between Participant, on the one hand, and the Company or any of its Affiliates, on the other hand, that is in effect when Participant’s Continuous Service terminates, immediately upon the termination of Participant’s Continuous Service for any or no reason, the balance of the Option that has not vested as of such time, and Participant’s right to acquire any Shares hereunder, will be canceled and become automatically null and void in their entirety.

7.	Death of Participant. Notwithstanding anything to the contrary contained herein or in the Plan, following the execution of this Award Agreement, Participant may expressly designate a death beneficiary (the “Beneficiary”) to Participant’s interest, if any, in the Option and any Shares subject to the Option. Participant may designate the Beneficiary by completing a designation of death beneficiary agreement substantially in the form attached hereto as EXHIBIT C (the “Designation of Death Beneficiary”) and delivering an executed and notarized copy of the Designation of Death Beneficiary to the Company. Any distribution or delivery to be made to Participant under this Award Agreement will, if Participant is then deceased, be made to the Beneficiary, or if no Beneficiary has been designated or survives Participant, the administrator or executor of Participant’s estate. Any such transferee must furnish the Company with (a) written notice of such transferee’s status as transferee, and (b) evidence satisfactory to the Company to establish the validity of the transfer and compliance with any laws or regulations pertaining to said transfer.

8.	Tax Obligations.

(a)	Withholding of Taxes. Regardless of any action the Company or Participant’s employer (if other than the Company) (the “Employer”) takes with respect to any or all Withholding Taxes, if any, that arise upon the grant, vesting or exercise of the Option or the holding or subsequent sale of Shares, and the receipt of dividends, if any (“Tax-Related Items”), Participant acknowledges and agrees that the ultimate liability for all Tax-Related Items legally due by Participant is and remains Participant’s responsibility and may exceed the amount actually withheld by the Company or the Employer. Participant further acknowledges that each of the Company and the Employer (i) makes no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Option including grant, vesting or exercise of the Option, the subsequent sale of Shares acquired under the Plan, and the receipt of dividends, if any; and (ii) does not commit to and is under no obligation to structure the terms of the Option or any aspect of the Option to reduce or eliminate Participant’s liability for Tax-Related Items, or achieve any particular tax result. Further, if Participant has become subject to tax in more than one jurisdiction between the Grant Date and the date of any relevant taxable event, Participant acknowledges that the Company and/or the Employer (or former employer, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction.

(b)	Notwithstanding any contrary provisions of this Award Agreement, no Shares will be issued to Participant (or Participant’s estate or Beneficiary) for the Option unless and until satisfactory arrangements (as determined by the Company) have been made by Participant with respect to the payment of any Tax-Related Items obligations of the Company and/or the Employer with respect to the Option. In this regard, Participant authorizes the Company and/or the Employer, or their respective agents, at their sole and absolute discretion, to satisfy the obligations with regard to all Tax-Related Items by one or a combination of the following:

(i)	withholding from Participant’s wages or other cash compensation paid to Participant by the Company or the Employer; or

(ii)	withholding from proceeds of the sale of Shares acquired upon exercise of the Option, either through a voluntary sale or through a mandatory sale arranged by the Company (on Participant’s behalf pursuant to this authorization); or

(iii)	withholding Shares to be issued upon exercise of the Option; or

(iv)	surrendering already-owned Shares having a Fair Market Value equal to the Tax-Related Items that have been held for such period of time to avoid adverse accounting consequences to the Company.

If the obligation for Tax-Related Items is satisfied by withholding Shares, Participant is deemed to have been issued the full number of Shares purchased for tax purposes, notwithstanding that a number of the Shares is held back solely for the purpose of paying the Tax-Related Items due as a result of Participant’s participation in the Plan. Participant shall pay to the Company or the Employer any amount of Tax-Related Items that the Company may be required to withhold as a result of Participant’s participation in the Plan that cannot be satisfied by one or more of the means previously described in this Section 8(b). Participant acknowledges and agrees that the Company may refuse to honor the exercise and refuse to issue or deliver the Shares or the proceeds of the sale of Shares if Participant fails to comply with Participant’s obligations in connection with the Tax-Related Items.

(c)	Notice of Disqualifying Disposition of ISO Shares. If the Option granted to Participant herein is an ISO, and if Participant sells or otherwise disposes of any of the Shares acquired pursuant to the ISO on or before the later of (i) the date two (2) years after the Grant Date, or (ii) the date one (1) year after the date of exercise of the Option with respect to such Shares, Participant will immediately, but in any event no later than fifteen (15) days after such sale or disposition, notify the Company in writing of such disposition. Participant agrees that Participant may be subject to income tax withholding by the Company on the compensation income recognized by Participant.

(d)

Code Section 409A (Applicable Only to Participants Subject to U.S. Taxes). Under Code Section 409A, any option granted under the Plan with a per Share exercise price that is determined by the Internal Revenue Service (the “IRS”) to be less than the Fair Market Value of a Share on the date of grant (a “Discount Option”) may be considered “deferred compensation.” A Discount Option may result in (i) income recognition by Participant prior to the exercise of the Option, (ii) an additional twenty percent (20%) federal income tax, and (iii) potential penalty and interest charges. The Discount Option may also result in additional state income, penalty and interest charges to Participant. Participant acknowledges that the Company cannot and has not guaranteed that the IRS will agree that the Exercise Price equals or exceeds the Fair Market Value of a Share on the Date of Grant in a later examination. Participant agrees that if the IRS determines that the Option was granted with a per Share exercise price that was less than the Fair Market Value of a Share on the date of grant, Participant will be solely responsible for Participant’s costs related to such a determination.

9.	Rights as Stockholder. Neither Participant nor any transferee or Beneficiary of Participant shall have any rights as a stockholder of the Company with respect to any Shares subject to the Option until the date of issuance of a stock certificate or making of a book entry evidencing the Shares subject to the Option to Participant or Participant’s transferee or Beneficiary for such Shares in accordance with the Company’s governing instruments and Applicable Law. Prior to the issuance of Shares pursuant to the Option, Participant shall not have the right to vote or to receive dividends or any other rights as a stockholder with respect to the Shares subject to the Option. No adjustment will be made for a dividend or other right that is determined based on a record date prior to the date the stock certificate is issued or book entry is made, except as otherwise specifically provided for in the Plan.

10.	No Guarantee of Continued Service or Grants. PARTICIPANT ACKNOWLEDGES AND AGREES THAT THE VESTING OF THE SHARES PURSUANT TO THE VESTING SCHEDULE HEREOF IS EARNED ONLY BY REMAINING IN CONTINUOUS SERVICE AT THE WILL OF THE COMPANY (OR THE AFFILIATE OF THE COMPANY EMPLOYING OR RETAINING PARTICIPANT) AND NOT THROUGH THE ACT OF BEING HIRED OR RETAINED, BEING GRANTED THE OPTION OR ACQUIRING SHARES HEREUNDER. PARTICIPANT FURTHER ACKNOWLEDGES AND AGREES THAT THIS AWARD AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREUNDER AND THE VESTING SCHEDULE SET FORTH HEREIN DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE THAT PARTICIPANT WILL REMAIN, OR HAVE THE OPPORTUNITY TO REMAIN, IN CONTINUOUS SERVICE, FOR ALL OR ANY PORTION OF THE VESTING PERIOD, FOR ANY OTHER PERIOD, OR AT ALL, AND WILL NOT INTERFERE IN ANY WAY WITH PARTICIPANT’S RIGHT OR THE RIGHT OF THE COMPANY (OR THE AFFILIATE OF THE COMPANY EMPLOYING OR RETAINING PARTICIPANT) TO TERMINATE PARTICIPANT’S CONTINUOUS SERVICE AT ANY TIME, WITH OR WITHOUT CAUSE.

Participant also acknowledges and agrees that: (a) the Plan is established voluntarily by the Company, the Plan is discretionary in nature and the Plan may be modified, amended, suspended or terminated by the Company at any time; (b) the grant of the Option is voluntary and occasional and does not create any contractual or other right to receive future grants of Options, or benefits in lieu of the Option, even if Options have been granted repeatedly in the past; (c) all decisions with respect to future awards of Options, if any, will be at the sole and absolute discretion of the Company; (d) Participant’s participation in the Plan is voluntary; (e) the Option and the Shares subject to the Option are extraordinary items that do not constitute regular compensation for services rendered to the Company or the Employer, and are outside the scope of Participant’s employment agreement, offer letter, consulting agreement or similar agreement, if any; (f) the Option and the Shares subject to the Option are not intended to replace any pension rights or compensation; (g) the Option and the Shares subject to the Option are not part of normal or expected compensation or salary for any purposes, including, but not limited to, calculating any severance, resignation, termination, redundancy, dismissal, or end of service payments, bonuses, long-service awards, pension, retirement or welfare benefits, or similar payments and in no event should be considered as compensation for, or relating in any way to, past services for the Company or the Employer; and (h) in consideration of the award of the Option, no claim or entitlement to compensation or damages shall arise from forfeiture of the Option resulting from termination of employment by the Company or the Employer (for any reason whatsoever and whether or not in breach of local labor laws), and Participant irrevocably releases the Company and the Employer from any such claim that may arise; if, notwithstanding the foregoing, any such claim is found by a court of competent jurisdiction to have arisen, Participant shall be deemed irrevocably to have waived Participant’s entitlement to pursue such claim.

11.	Address for Notices. Any notice to be given to the Company under the terms of this Award Agreement will be addressed to the Company at 11119 North Torrey Pines Road, Suite 50, San Diego, CA 92037, or at such other address as the Company may hereafter designate in writing. Any notice to be given to Participant under the terms of this Award Agreement will be addressed to Participant at the address that he or she most recently provided to the Company.

12.	Award is Not Transferable; Shares Subject to Limitations on Transfer. Except to the limited extent provided in Section 7, the Option and the rights and privileges conferred hereby will not be transferred, assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) and will not be subject to sale under execution, attachment or similar process. Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of the Option, or any right or privilege conferred hereby, or upon any attempted sale under any execution, attachment or similar process, the Option and the rights and privileges conferred hereby immediately will become null and void.

Any Shares issued pursuant to this Award Agreement shall also be subject to any limitations on transferability imposed under the Company’s Certificate of Incorporation or Bylaws, each as may be amended or restated from time to time, and pursuant to any insider trading, “trading window” or similar policy adopted by the Company from time to time.

13.	Binding Agreement. Subject to the limitation on the transferability of the Option, this Award Agreement will be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors and assigns of the parties hereto.

14.

Additional Conditions to Issuance of Stock. If at any time the Company will determine, in its sole and absolute discretion, that the listing, registration or qualification of the Shares upon any national securities exchange, national market system or automated quotation system or under any state, federal or foreign law, or the consent or approval of any governmental regulatory authority is necessary or desirable as a condition to the issuance of Shares to Participant (or Participant’s estate or Beneficiary), such issuance will not occur unless and until such listing, registration, qualification, consent or approval will have been effected or obtained free of any conditions not acceptable to the Company. Where the Company determines that the delivery of the payment of any Shares will violate federal securities laws or other applicable laws, the Company will defer delivery until the earliest date at which the Company reasonably anticipates that the delivery of Shares will no longer cause such violation. The Company will make all reasonable efforts to meet the requirements of any such state, federal or foreign law or national securities exchange, national market system or automated quotation system and to obtain any such consent or approval of any such governmental authority. Assuming such compliance, for income tax purposes the Exercised Shares will be considered transferred to Participant on the date the Option is exercised with respect to such Exercised Shares. The Company shall not be obligated to issue any Shares pursuant to the Option at any time if the issuance of Shares, or the exercise of an Option by Participant, violates or is not in compliance with any laws, rules or regulations of the United States, any state or of any other country.

Furthermore, the Company reserves the right to impose other requirements on Participant’s participation in the Plan, on the Option and on any Shares acquired under the Plan, to the extent the Company determines it is necessary or advisable in order to comply with local law or facilitate the administration of the Plan, and to require Participant to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing. Furthermore, Participant understands that the laws of the country in which Participant is resident at the time of grant or vesting of the Option or the holding or disposition of Shares (including any rules or regulations governing securities, foreign exchange, tax, labor or other matters) may restrict or prevent the issuance of Shares or may subject Participant to additional procedural or regulatory requirements that Participant is solely responsible for and will have to independently fulfill in relation to the Option or the Shares. Notwithstanding any provision herein, the Option and any Shares shall be subject to any special terms and conditions or disclosures as set forth in any addendum for Participant’s country (which forms a part of this Award Agreement).

Notwithstanding any other provision of the Plan or of this Award Agreement, for periods during which the Shares are not traded or listed on a national securities exchange: (i) the Committee may condition Participant’s receipt of Shares on Participant’s execution of any other stockholders’ or similar agreement imposing terms generally applicable to other similarly-situated employee-stockholders; and (ii) any Shares issued pursuant to this Award Agreement shall be non-transferable until the first day of the ninth (9th) month following the termination of Participant’s Continuous Service.

15.	Committee Authority. The Committee will have the power to interpret the Plan and this Award Agreement, and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith, and to interpret or revoke any such rules (including, but not limited to, the determination of whether or not any Shares subject to the Option have vested). All actions taken, and all interpretations and determinations made by the Committee in good faith, will be final, binding and conclusive upon Participant, the Company and all other interested persons. No member of the Committee will be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or this Award Agreement.

16.	Conversion to Stock-Settled Stock Appreciation Rights. At any time following the Grant Date, the Company may convert the Option to a stock-settled Stock Appreciation Right. Upon exercise of a stock-settled Stock Appreciation Right, Participant shall receive Shares with a value equal to the excess of (1) the Fair Market Value of the Shares on the date of exercise over (2) the Exercise Price multiplied by the number of Shares.

17.	Electronic Delivery and Language. The Company may, in its sole and absolute discretion, decide to deliver any documents related to the Options awarded under the Plan, or future Options that may be awarded under the Plan by electronic means, or request Participant’s consent to participate in the Plan by electronic means. Participant hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through any on-line or electronic system established and maintained by the Company or another third party designated by the Company. Participant shall not raise the use of electronic delivery as a defense to the formation of a contract. If Participant has received this Award Agreement, including appendices, or any other document related to the Plan translated into a language other than English, and the meaning of the translated version is different than the English version, the English version will control.

18.	Independent Tax Advice. Participant acknowledges that determining the actual tax consequences to Participant of receiving or disposing of the Option and Shares may be complicated. These tax consequences will depend, in part, on Participant’s specific situation and may also depend on the resolution of currently uncertain tax law and other variables not within the control of the Company. Participant is aware that Participant should consult a competent and independent tax advisor for a full understanding of the specific tax consequences to Participant of receiving the Option, exercising the Option and receiving or disposing of the Shares. Prior to executing this Award Agreement, Participant either has consulted with a competent tax advisor independent of the Company to obtain tax advice concerning the receipt of the Option, and the receipt and disposition of the Shares in light of Participant’s specific situation, or Participant has had the opportunity to consult with a tax advisor but chose not to do so.

19.	Investment Purposes. By executing this Award Agreement, Participant represents and warrants to the Company that any Shares issued to Participant pursuant to exercise of the Option will be held for investment purposes only for Participant’s own account, and not with a view to, for resale in connection with, or with an intent of participating directly or indirectly in, any distribution of such Shares within the meaning of the Securities Act.

20.	Securities Law Restrictions. Regardless of whether the offering and sale of the Option or the Shares issuable under the Plan have been registered under the Securities Act, or have been registered or qualified under the securities laws of any state, the Company, in its sole and absolute discretion, may impose restrictions upon the sale, pledge or other transfer of such Shares (including, without limitation, the placement of appropriate legends on stock certificates or the imposition of stop-transfer instructions) if, in the judgment of the Company, such restrictions are necessary or desirable in order to achieve compliance with the Securities Act or the securities laws of any state or any other law or to enforce the intent of the Option.

21.	Recoupment. Notwithstanding any other provision herein, the Option and any Shares or other amount or property that may be issued, delivered or paid in respect of the Option, as well as any consideration that may be received in respect of a sale or other disposition of any such Shares or property, shall be subject to recoupment under the Plan, in accordance with any clawback policy that the Company is required to adopt pursuant to the listing standards of any national securities exchange, national market system or automated quotation system on which the Company’s securities are listed, quoted or traded or as is otherwise required by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, including but not limited to Section 10D of the Exchange Act, or any other Applicable Law, as well as any recoupment or “clawback” policies of the Company that may be in effect from time to time.

22.	Participant Acknowledgement of Certain Rights and Restrictions. Participant hereby expressly represents and warrants that Participant has reviewed and understands the provisions of the Plan, including, without limitation, Sections 14 (Termination, Rescission and Recapture of Awards), 15 (Recoupment of Awards), 23(f) (Data Privacy), 23(g) (Participants Outside of the United States), 26 (Repurchase Rights) and 27 (Market Stand-Off) of the Plan. Participant acknowledges and agrees that the Option and the Shares are subject to the Plan, including without limitation, the foregoing provisions. Participant further acknowledges receipt of and the right to receive a document providing the information required by Rule 428(b)(1) promulgated under the Securities Act, which includes the Plan prospectus.

23.	Limitations Applicable to Section 16 Persons. Notwithstanding any other provision of the Plan or this Award Agreement, if Participant is a Reporting Person, then the Plan, the Option and this Award Agreement shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 of the Exchange Act) that are requirements for the application of such exemptive rule. To the extent permitted by applicable law, this Award Agreement shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.

24.	Titles; Headings; Sections. The titles and headings of the sections in this Award Agreement are for convenience of reference only and, in the event of any conflict, the text of this Award Agreement, rather than such titles or headings, shall control. A reference to a “Section” in this Award Agreement shall mean a Section of this Award Agreement.

25.	Severability. Whenever possible, each provision of this Award Agreement shall be interpreted in such manner as to be effective and valid under applicable law. In the event that any one or more of the provisions of this Award Agreement shall be or become invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not be affected thereby. If, in the opinion of any court of competent jurisdiction, such covenants are not reasonable in any respect, such court shall have the right, power and authority to excise or modify such provision or provisions of these covenants that are, in the court’s opinion, not reasonable, and to enforce the remainder of these covenants as so amended. Regardless of whether a court replaces any such provisions, the balance of this Award Agreement shall be enforceable in accordance with its terms and this entire Award Agreement shall remain enforceable in any other jurisdiction.

26.	Modifications to the Award Agreement. This Award Agreement, together with the Plan and the exhibits attached to this Award Agreement, constitutes the entire understanding of the parties on the subjects covered hereby and thereby. Participant expressly warrants that Participant is not accepting this Award Agreement in reliance on any promises, representations or inducements other than those contained herein. Modifications to this Award Agreement or the Plan can be made only in an express written contract executed by a duly authorized officer of the Company (other than Participant). Notwithstanding anything to the contrary in the Plan or this Award Agreement, the Company reserves the right to revise this Award Agreement as it deems necessary or advisable, in its sole and absolute discretion and without the consent of Participant, to comply with Code Section 409A or to otherwise avoid imposition of any additional tax or income recognition under Code Section 409A in connection with the Option.

27.	Imposition of Other Requirements. The Company reserves the right to impose other requirements on Participant’s participation in the Plan, on the Option and on any Shares acquired under the Option, to the extent the Company determines it is necessary or advisable in order to comply with Applicable Law or facilitate the administration of the Plan, and to require Participant to sign any additional agreements or undertakings that may be necessary or advisable to accomplish the foregoing.

28.	Data Privacy. Participant hereby explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of Participant’s personal data as described in this Award Agreement by and among, as applicable, the Company and its Affiliates for the exclusive purpose of implementing, administering and managing Participant’s participation in the Plan. Participant understands that the Company and its Affiliates may hold certain personal information about Participant, including, but not limited to, Participant’s name, home address and telephone number, date of birth, social insurance or security number or other identification number, salary, nationality, job title(s), any shares of stock or directorships held in the Company or any Affiliate, details of all Options or any other entitlement to shares of stock awarded, canceled, exercised, vested, unvested or outstanding in Participant’s favor, for the exclusive purpose of implementing, administering and managing the Plan (“Personal Data”). Participant understands that Personal Data may be transferred to any third parties assisting in the implementation, administration and management of the Plan, that these recipients may be located in the United States, Participant’s country (if different than the United States), or elsewhere, and that the recipient’s country may have different data privacy laws and protections than Participant’s country.

For Participants located in the European Union, the following paragraph applies: Participant understands that Participant may request a list with the names and addresses of any potential recipients of Personal Data by contacting Participant’s local human resources representative. Participant authorizes the recipients to receive, possess, use, retain and transfer Personal Data, in electronic or other form, for the purposes of implementing, administering and managing Participant’s participation in the Plan, including any requisite transfer of such Personal Data as may be required to a broker or other third party with whom Participant may elect to deposit any Shares received upon exercise of the Option. Participant understands that Personal Data will be held only as long as is necessary to implement, administer and manage Participant’s participation in the Plan. Participant understands that Participant may, at any time, view Personal Data, request additional information about the storage and processing of Personal Data, require any necessary amendments to Personal Data or refuse or withdraw the consents herein, without cost, by contacting in writing Participant’s local human resources representative. Participant understands that refusal or withdrawal of consent may affect Participant’s ability to participate in the Plan or to realize benefits from the Plan. For more information on the consequences of Participant’s refusal to consent or withdrawal of consent, Participant understands that Participant may contact Participant’s local human resources representative.

29.	Foreign Exchange Fluctuations and Restrictions. Participant understands and agrees that the future value of the underlying Shares is unknown and cannot be predicted with certainty; further, if Participant exercises the Option and obtains Shares, the value of the Shares acquired upon exercise may increase or decrease in value, even below the Exercise Price. Participant also understands that neither the Company nor any Affiliate is responsible for any foreign exchange fluctuation between local currency and the United States Dollar or the selection by the Company or any Affiliate, in its sole and absolute discretion, of an applicable foreign currency exchange rate that may affect the value of the Option or Shares received (or the calculation of income or Tax-Related Items thereunder).

30.	The Plan. By accepting the Option, Participant expressly warrants that Participant has received an Option under the Plan, and has received, read, acknowledged and understood the Plan.

31.	Governing Law; Venue. This Award Agreement shall be governed by and construed in accordance with the laws of the State of Delaware as applied to agreements entered into among Delaware residents to be performed entirely within Delaware, without regard to principles of conflicts of law. For purposes of litigating any dispute that arises under the Option or this Award Agreement, Participant hereby submits to and consents to the exclusive jurisdiction of the State of California, and agrees that such dispute will be handled in the courts of the County of San Diego, State of California, or the federal courts for the United States for the Southern District of California, and no other courts.

32.

Power of Attorney; Stock Certificates. In order to secure Participant’s obligations in respect of any exercise of any repurchase rights under the Plan and this Award Agreement, Participant hereby constitutes and appoints the Board (and any member or designee of the Board), with full power of substitution, as Participant’s true and lawful agent and attorney-in-fact, with full power and authority in such holder’s name, place and stead, to execute, swear to, acknowledge, deliver, file and record all instruments and other documents and do such other acts which the Board deems appropriate or necessary to effect or evidence any repurchase of Shares pursuant to this Award Agreement and the Plan, and such power of attorney may be exercised at any time and from time to time. The foregoing power of attorney is irrevocable and coupled with an interest, and shall survive Participant’s death, disability, incapacity, dissolution, bankruptcy, insolvency or termination and the transfer of all or any portion of the Shares and shall extend to Participant’s heirs, successors, assigns, transferees and personal representatives. In addition, until release upon consummation of an Initial Public Offering, all certificates evidencing the Shares shall be held by the Company for Participant’s benefit and the benefit of the Company’s other stockholders. The purpose of the Company’s retention of such certificates is solely to facilitate any repurchase of Shares pursuant to this Award Agreement and the Plan and does not constitute a pledge of, or the granting of a security interest in, the underlying Shares.

[Remainder of Page Intentionally Left Blank]

EXHIBIT B

EXERCISE NOTICE

Viking Therapeutics, Inc.

11119 North Torrey Pines Road, Suite 50

San Diego, CA 92037

1.	Exercise of Option. Effective as of today, , 20 , the undersigned (“Purchaser”) hereby elects to purchase shares (the “Shares”) of the Common Stock of Viking Therapeutics, Inc. (the “Company”) under and pursuant to the Viking Therapeutics, Inc. 2014 Equity Incentive Plan (as amended or restated from time to time, the “Plan”) and the Stock Option Award Agreement dated , 20 (the “Award Agreement”). The full purchase price for the Shares will be $ , as required by the Award Agreement.

2.	Delivery of Payment. Purchaser herewith delivers to the Company the full purchase price of the Shares and any required tax withholding to be paid in connection with the exercise of the Option, as follows:

Cash payment, check, bank draft or money order delivered herewith:	$

Value of Shares delivered herewith[1]:	$

Value of Shares pursuant to net exercise[2]:	$

Regulation T Program (cashless exercise3):	$

3.	Representations of Purchaser. Purchaser acknowledges that Purchaser has received, read and understood the Plan and the Award Agreement and agrees to abide by and be bound by their terms and conditions.

4.	Rights as Stockholder. Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the Shares, no right to vote or receive dividends or any other rights as a stockholder will exist with respect to the Shares subject to the Option, notwithstanding the exercise of the

[1]	Shares must meet the public trading requirements set forth in the Award Agreement. Shares must be valued in accordance with the terms of the Option being exercised, and must be owned free and clear of any liens, claims, encumbrances or security interests. Certificates representing shares of Common Stock delivered pursuant to this method of exercise must be endorsed or accompanied by an executed assignment separate from certificate.
[2]	The Option must be a non-ISO and the Company must have established net exercise procedures and consented to net exercise at the time of exercise, in order to utilize this payment method.
[3]	Shares must meet the listing or quotation requirements set forth in the Award Agreement.

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Option. The Shares so acquired will be issued to Purchaser as soon as practicable after exercise of the Option. No adjustment will be made for a dividend or other right for which the record date is prior to the date of issuance, except as provided in Section 13(a) of the Plan.

5.	Tax Consultation. Purchaser understands that Purchaser may suffer adverse tax consequences as a result of Purchaser’s purchase or disposition of the Shares. Purchaser represents that Purchaser has consulted with any tax consultants Purchaser deems advisable in connection with the purchase or disposition of the Shares and that Purchaser is not relying on the Company or any of its Affiliates for any tax advice.

6.	Entire Agreement; Governing Law. The Plan and Award Agreement are incorporated herein by reference. This Exercise Notice, the Plan and the Award Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and thereof and supersede in their entirety all prior undertakings and agreements of the Company and Purchaser with respect to the subject matter hereof and thereof, and may not be modified adversely to the Purchaser’s interest except by means of a writing signed by the Company and Purchaser. This Exercise Notice shall be governed by and construed in accordance with the laws of the State of Delaware as applied to agreements entered into among Delaware residents to be performed entirely within Delaware, without regard to principles of conflicts of law.

Submitted by:	Accepted by:

PURCHASER:	VIKING THERAPEUTICS, INC.

Signature	By

Print Name	Name

Address:
Title

Date Received

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EXHIBIT C

DESIGNATION OF DEATH BENEFICIARY

In connection with the Award(s) designated below that I have received pursuant to the Viking Therapeutics, Inc. 2014 Equity Incentive Plan (as amended or restated from time to time, the “Plan”), I hereby designate the person specified below as the beneficiary upon my death of my interest in such Awards. This designation shall remain in effect until revoked in writing by me.

Name of Beneficiary:

Address:

Social Security No.:

This beneficiary designation relates to any and all of my rights under the following Award or Awards:

☐	any Award that I have received or ever receive under the Plan.

☐	the Award that I received pursuant to an award agreement with a Grant Date of , between myself and Viking Therapeutics, Inc.

I understand that this designation operates to entitle the above named beneficiary, in the event of my death, to any and all of my rights under the Award(s) designated above from the date this executed and notarized form is delivered to the Company until such date as this designation is revoked in writing by me, including by delivery to the Company of a written, executed and notarized designation of beneficiary executed by me on a later date.

Date:

By:
Name of Participant

Sworn to before me this
day of , 20

Notary Public
County of
State of

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